FOR IMMEDIATE RELEASE

news release
GoDaddy Inc. Announces Refinance of Tranche B-2 Term Loans and Revolving Credit Facility

TEMPE, Ariz., Oct 21, 2022 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY) today announced Go Daddy Operating Company, LLC and GD Finance Co, LLC (together with Go Daddy Operating Company, LLC, the “Borrowers”) allocated (i) a $1,770 million tranche of term loans maturing in 2029 (the “Replacement Term Loans”), the proceeds of which will be used to refinance all outstanding Tranche B-2 Term Loans under the Second Amended and Restated Credit Agreement, dated as of February 15, 2017, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, by and among the Borrowers, Desert Newco, LLC, the lenders and the other parties thereto, and (ii) $1,000 million in revolving commitments under a new revolving credit facility maturing in 2027, which will replace the Borrowers’ existing revolving commitments of $600 million (such refinancing, the “Credit Agreement Refinancing”).

The foregoing transactions are subject to customary closing conditions and are anticipated to close in the fourth quarter of 2022. However, there can be no assurance that the Borrowers will be able to successfully complete the transactions, on the terms described above, or at all.

About GoDaddy

GoDaddy helps millions of entrepreneurs globally start, grow, and scale their businesses. People come to GoDaddy to name their idea, build a professional website, attract customers, sell their products and services, and accept payments online and in-person. GoDaddy’s easy-to-use tools help microbusiness owners manage everything in one place and its expert guides are available to provide assistance 24/7. To learn more about the company, visit www.GoDaddy.com.

Forward-looking Statements

This news release may contain forward-looking statements, including, but not limited to, our financing plans and the details thereof, including the proposed use of proceeds therefrom, whether the expected timing of the Credit Agreement Refinancing (including the Replacement Term Loans) and the ability to close such transaction. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “predicts,” “goals,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “commit,” “forecast,” “tracking,” or “continue” and variations or similar expressions, and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken or will occur or result, and similar such expressions also identify forward-looking information. These forward-looking statements are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in GoDaddy Inc.’s (the “Company”) most recent annual and quarterly reports and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission, which risks and uncertainties are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic.

Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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Contacts
Investor:
Christie Masoner
investors@godaddy.com

Press:
Kristy Nicholas
pr@godaddy.com

Source: GoDaddy Inc.